Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 23, 2026, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to the financial statements of Alopexx, Inc. included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

New Haven, CT

August 14, 2026